EXHIBIT 3.3

LIMITED LIABILITY COMPANY AGREEMENT

OF

MONTANA MERGER SUB II, LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Montana Merger Sub II, LLC (the “Company”) is entered into as of November 17, 2016, by MACOM Technology Solutions Holdings, Inc., a Delaware corporation and the sole member of the Company (the “Member”).

The Member, in order to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (6 Del.C. §18-101, et seq.) (the “Act”), hereby agrees as follows:

1.	Name and Address. The name of the limited liability company is Montana Merger Sub II, LLC. The principal office of the Company shall be at any location as approved by Board of Managers (as defined below).

2.	Purpose. The purpose of the Company is, directly or indirectly, through subsidiaries or affiliates, to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary, advisable or incidental to the foregoing.

3.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

4.	Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

5.	Certificate. William J. Valle is hereby designated as an “authorized person” within the meaning of the Act to execute, deliver and file the certificate of formation of the Company (the “Certificate”). Upon the filing of the Certificate, his powers as an “authorized person” cease, and the Member thereupon becomes the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member shall execute, deliver and file any amendments or restatements of the Certificate or any certificate of cancellation of the Certificate.

6.	Member. The name and the mailing address of the Member is as follows:

MACOM Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, Massachusetts 01851

7.	Powers. The Company shall have the power and authority to do any and all acts necessary or convenient to or in furtherance of the purposes described in Section 2 hereof, including all power and authority, statutory or otherwise, possessed by, or which may be conferred upon, limited liability companies under the laws of the State of Delaware. Notwithstanding any other provision of this Agreement, the Member is authorized to execute and deliver any document on behalf of the Company.

8.	Management.

(a)	Board of Managers. The Company will be managed by a Board of Managers (the “Board,” and each member of the Board, a “Manager”). The Board shall initially consist of one (1) Manager and thereafter such number as fixed by the Board from time to time. Each Manager shall serve until a successor is appointed in accordance with the terms hereof or his or her earlier resignation, death or removal. A Manager may resign at any time by delivering written notice to the Company. Such resignation shall be effective upon receipt by the Company unless it is specified to be effective as of some other time or the happening of some other event. The initial Board of Managers shall consist of the following person:

John Croteau

(b)	Powers. The business and affairs of the Company will be managed by the Board. The Board has the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers of a limited liability company under the laws of the State of Delaware. The Board is hereby authorized, empowered and directed in the name and on behalf of the Company to approve, execute and deliver any and all agreements, certificates or any other documents on behalf of the Company. The Company may have such officers as appointed by the Board from time to time.

(c)	Vacancies. A vacancy on the Board because of resignation, death or removal of a Manager or an increase in the number of Managers may be filled by the remaining members of the Board.

9.	Officers.

(a)	General. The officers of the Company will be appointed by the Board and will be a Chief Executive Officer, President, Chief Financial Officer, a Treasurer and a Secretary. The Board, in its discretion, also may appoint one (1) or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Formation of the Company or this Agreement. The officers of the Company need not be members of the Company or Managers. The initial officers of the Company shall be as follows:

Name	Office
John Croteau	Chief Executive Officer and President
Robert McMullan	Senior Vice President, Chief Financial Officer and Treasurer
Clay Simpson	Vice President, Secretary

(b)	Election. The officers of the Company will hold their offices for such terms and will exercise such powers and perform such duties as will be determined from time to time by the Board; and each officer of the Company will hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer appointed by the Board may be removed at any time by the Board. Any vacancy occurring in any office of the Company will be filled by the Board. The salaries of all officers of the Company will be fixed by the Board.

(c)	Chief Executive Officer. The Chief Executive Officer will, subject to the control of the Board, have general supervision of the business of the Company and will see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer will execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by applicable law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by this Agreement, the Board or the Chief Executive Officer. The Chief Executive Officer will preside at all meetings of the members of the Company and, if the Chief Executive Officer is also a manager, the Board. The Chief Executive Officer will also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

(d)	Vice Presidents. At the request of the Chief Executive Officer or, in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act, the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board), will perform the duties of the Chief Executive Officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President will perform such other duties and have such other powers as the Board from time to time may prescribe. If there be no Vice President, the Board will designate the officer of the Company who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, will perform the duties of the Chief Executive Officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(e)

Secretary. The Secretary will attend all meetings of the Board and all meetings of the members and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary will also perform like duties for committees of the Board when required. The Secretary will give, or cause to be given, notice of all meetings of the members and special meetings of the Board, and will perform such other duties as may be prescribed by the Board or the Chief Executive Officer. If the Secretary will be unable or will refuse to cause to be given notice of all meetings of the members and special meetings of the Board, and if there be no Assistant Secretary, then either the Board or the Chief Executive Officer may appoint another officer to cause such notice to be given. The Secretary will have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, will have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest to the affixing by such officer’s signature. The Secretary will see that all books, reports, statements, certificates and other documents and records required by applicable law to be kept or filed are properly kept or filed, as the case may be.

(f)	Chief Financial Officer. The Chief Financial Officer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Company and will deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Chief Financial Officer will disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, will render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Company, and will perform such other duties as may be prescribed by the Board or the Chief Executive Officer. If required by the Board, the Chief Financial Officer will give the Company a bond in such sum and with such surety or sureties as will be satisfactory to the Board for the faithful performance of the duties of the office of the Chief Financial Officer and for the restoration to the Company, in case of the Chief Financial Officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Chief Financial Officer’s possession or under the Chief Financial Officer’s control belonging to the Company.

(g)	Treasurer. The Treasurer, if there be any, will perform such duties and have such powers as from time to time may be assigned to such person by the Board, the Chief Executive Officer, any Vice President, if there be one, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, will perform the duties of the Chief Financial Officer, and when so acting, will have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Board, a Treasurer will give the Company a bond in such sum and with such surety or sureties as will be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Company, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Company.

(h)	Assistant Secretaries. Assistant Secretaries, if there be any, will perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, will perform the duties of the Secretary, and when so acting, will have all the powers of and be subject to all the restrictions upon the Secretary.

(i)	Assistant Treasurers. Assistant Treasurers, if there be any, will perform such duties and have such powers as from time to time may be assigned to them by the Board, the Chief Executive Officer, the Chief Financial Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, will perform the duties of the Treasurer, and when so acting, will have all the powers of and be subject to all the restrictions upon the Treasurer.

(j)	Other Officers. Such other officers as the Board may appoint will perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Company the power to appoint such other officers and to prescribe their respective duties and powers.

10.	Exculpation. No Member, Manager or officer of the Company shall be liable to the Company or to any Member for any action (or omission to act) taken with respect to the Company so long as such Member, Manager or officer: (a) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company; and (b) was neither grossly negligent nor engaged in willful malfeasance.

11.	Indemnification.

(a)	The Company shall, to the maximum extent and in the manner permitted by the Act, indemnify each of its managers and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Section 11(a), a “manager” or “officer” of the Company includes any person (a) who is or was a manager or officer of the Company, (b) who is or was serving at the request of the Company as a manager or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a manager or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

(b)

The Company shall have the power, to the maximum extent and in the manner permitted by the Act, to indemnify each of its employees and agents (other than managers and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Section 11(b), an “employee” or “agent” of the Company (other than a manager or officer) includes any person (a) who is or was an employee or agent of the Company, (b) who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

(c)	The Company may purchase and maintain insurance on behalf of any person who is or was a manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Act.

(d)	Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 11(a) or for which indemnification is permitted pursuant to Section 11(b) following authorization thereof by the Board of Managers shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 11.

(e)	The indemnification provided by this Section 11 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of members or disinterested managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Formation of the Company.

(f)	No indemnification or advance shall be made under this Section 11, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

i. That it would be inconsistent with a provision of the Certificate of Formation of the Company, this Agreement, or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

ii. That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

12.	Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of (a) the written consent of the Member, or (b) the entry of a decree of judicial dissolution under the Act.

13.	Capital Contributions. The Member and persons hereafter admitted as members of the Company may (but shall not be obligated to) make contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Board and the member making such contribution at the time of each such admission.

14.	Allocation of Profits and Losses. All of the Company’s profits and losses will be allocated to the Member.

15.	Distributions. Distributions shall be made to the Member at the times and in amounts determined by the Board.

16.	Assignments. The Member may assign in whole or in part its interests in the Company.

17.	New Members. New members may be admitted to the Company on such terms as may be agreed to by the Member.

18.	Amendments. This Agreement may be amended with the written approval of the Member.

19.	Governing Law. This Agreement and all disputes and controversies arising hereunder or relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC., a Delaware corporation

By:	/s/ John Croteau

Name:	John Croteau
Title:	President and Chief Executive Officer